UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2004

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its chapter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
One Lillehei Plaza, St. Paul, MN		55117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 483-2000

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On January 30, 2004 Mr. Terry Shepherd, Chairman and CEO of St. Jude Medical, Inc. (the “Company”) entered into a sales plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, corporate insiders may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and times.

Mr. Shepherd’s plan provides for the exercise of 1,468,000 options and subsequent sale of the shares during the period from February 2, 2004 through August 9, 2004 at market price. Mr. Shepherd’s options will expire, if not exercised, prior to August 10, 2004 considering the terms of the options and his announced intent to retire after the annual shareholder's meeting in May 2004. The counterparty to Mr. Shepherd’s plan is Charles Schwab & Co., Inc.

Except as may be required by law, the Company does not undertake to report future plans by officers or directors of the Company nor to report modifications, terminations, transactions or other activities under Mr. Shepherd’s plan or any such future plans.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.
Date: January 30, 2004	By: /s/ Kevin T. O’Malley Kevin T. O’Malley Vice President and General Counsel